                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                          GAYLORD ENTERTAINMENT COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE                                                     73-0664379
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

ONE GAYLORD DRIVE, NASHVILLE, TENNESSEE                      37214
(Address of Principal Executive Offices)                     (Zip Code)


               GAYLORD ENTERTAINMENT COMPANY AMENDED AND RESTATED
                      1997 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)


                               THOMAS J. SHERRARD
                               SHERRARD & ROE PLC
                          424 CHURCH STREET, SUITE 2000
                           NASHVILLE, TENNESSEE 37219
                     (Name and Address of Agent for Service)

                                 (615) 742-4200
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

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Title of Each                           Proposed          Proposed
  Class of                               Maximum           Maximum
 Securities             Amount          Offering          Aggregate        Amount Of
    To Be                To Be            Price           Offering       Registration
 Registered           Registered       Per Share(*)         Price             Fee
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Common Stock       1,250,000 shares     $26.9375         $33,671,875        $8,890
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* The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act and is based on the average of the high and low price per share of the Registrant's common stock as reported on The New York Stock Exchange on February 22, 2000.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share, of Gaylord Entertainment Company, a Delaware corporation (the "Registrant"), issuable pursuant to the Gaylord Entertainment Company Amended and Restated 1997 Stock Option and Incentive Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 333-37053), as filed with the Securities and Exchange Commission on October 2, 1997, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 31, 1999;

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

         (3) Current Reports on Form 8-K filed on April 19, 1999, and October 27, 1999;

         (4) The description of the Registrant's common stock contained in the effective Registration Statement on Form 10 filed by the Registrant to register the common stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the common stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 8.  EXHIBITS

         Exhibit
         Number   Description
         ------   -----------

         5        Opinion of Sherrard & Roe PLC

         23.1     Consent of Sherrard & Roe PLC (included in Exhibit 5)

         23.2     Consent of Arthur Andersen LLP

         24       Power of Attorney (included on Pages 4-5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on February 23, 2000.

                                       GAYLORD ENTERTAINMENT COMPANY

                                       By: /s/ Terry E. London
                                           -------------------------------------
                                               Terry E. London
                                               President and Chief Executive
                                               Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints E. K. Gaylord II and Terry E. London, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                            Date
          ---------                           -----                            ----
     /s/ E. K. Gaylord II             Chairman of the Board               February 23, 2000
---------------------------------
       E. K. Gaylord II


     /s/ Terry E. London              Director, President and Chief       February 23, 2000
---------------------------------     Executive Officer (Principal
       Terry E. London                Executive Officer)


   /s/ Martin C. Dickinson            Director                            February 23, 2000
---------------------------------
       Martin C. Dickinson


  /s/  Christine Gaylord Everest      Director                            February 23, 2000
---------------------------------
    Christine Gaylord Everest


                                      Chairman Emeritus                   February 23, 2000
---------------------------------
       Edward L. Gaylord

    /s/  Craig L. Leipold             Director                            February 23, 2000
---------------------------------
       Craig L. Leipold

---------------------------------     Director                            February 23, 2000
        Joe M. Rodgers


    /s/ Mary Agnes Wilderotter        Director                            February 23, 2000
---------------------------------
     Mary Agnes Wilderotter


       /s/ Howard L. Wood             Director                            February 23, 2000
---------------------------------
         Howard L. Wood


  /s/  Carl W. Kornmeyer              Senior Vice President of            February 23, 2000
---------------------------------     Corporate Development
     Carl W. Kornmeyer                (Principal Accounting and
                                      Financial Officer)

                                  EXHIBIT INDEX

         Exhibit
         Number   Description
         ------   -----------

         5        Opinion of Sherrard & Roe PLC

         23.1     Consent of Sherrard & Roe PLC (included in Exhibit 5)

         23.2     Consent of Arthur Andersen LLP

         24       Power of Attorney (included on Pages 4-5)